Exhibit 32.2

CHIEF FINANCIAL OFFICER

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of United States Steel Corporation (the “Corporation”) on Form 10-Q for the period ending March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gretchen R. Haggerty, Executive Vice President, Treasurer and Chief Financial Officer of the Corporation, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Gretchen R. Haggerty

Gretchen R. Haggerty

Executive Vice President, Treasurer

and Chief Financial Officer

May 4, 2004

A signed original of this written statement required by Section 906 has been provided to United States Steel Corporation and will be retained by United States Steel Corporation and furnished to the Securities and Exchange Commission or its staff upon request.